EXHIBIT 23.2

Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2004

CONSENT OF GRANT THORNTON LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 filed on March 26, 1999, amended on September 8, 2000) pertaining to the Sonic Foundry, Inc. 1995 Stock Option Plan, the Sonic Foundry, Inc. Non-Employee Directors Stock Option Plan and the Shareholder Relations Consultant Warrants, (ii) the Registration Statement (Form S-3 filed on November 12, 1999) pertaining to shares of common stock issuable upon conversion of debentures and exercise of certain warrants, (iii) the Registration Statement (Form S-3 filed on October 25, 1999) pertaining to shares of common stock issuable upon exercise of certain warrants, (iv) the Registration Statement (Form S-8 filed on June 30, 2000) pertaining to the Sonic Foundry, Inc. Employee Stock Purchase Plan, (v) the Registration Statement (Form S-8 filed on September 8, 2000) pertaining to the 1999 Non-Qualified Stock Option Plan, (vi) the Registration Statement (Form S-3 filed on November 7, 2000, amended on February 16, 2001) pertaining to shares of common stock issuable upon conversion of exchangeable shares and the exercise of exchangeable share options and warrants (vii) the Registration Statement (Form S-3 filed on May 15, 2000) pertaining to shares of common stock issuable upon the exercise of warrants, (viii) the Registration Statement (Form S-8 filed on November 21, 2001) pertaining to the Sonic Foundry, Inc. 2001 Deferred compensation Plan, (ix) the Registration Statement (Form S-8 filed on December 21, 2001) pertaining to the Mediasite, Inc. Employee Retention Plan, (x) the Registration Statement (Form S-8 amended on December 21, 2001) pertaining to the amended 1999 Non-Qualified Stock Option Plan, (xi) the Registration Statement (Form S-3 effective July 17, 2002) pertaining to shares issued and issuable pursuant to the conversion of debt and exercise of warrants, (xii) the Registration Statement (Form S-3 effective August 16, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants and (xiii) the Registration Statement (Form S-3 effective September 13, 2002) pertaining to shares issued and issuable pursuant to the exercise of warrants (xiv) the Registration Statement (Form S-3 filed on January 23, 2004 and effective as of March 16, 2004) pursuant to shares held by a former officer; (xv) the Registration Statement (Form S-3 filed on April 23, 2004, amended on July 8, 2004 and September 1, 2004 and effective September 28, 2004) pursuant to shares issuable upon exercise of warrants; and (xvi) the Registration Statement (Form S-8 filed and effective on September 15, 2004) pertaining to the Sonic Foundry, Inc. 1995 Stock Option Plan and the Non-Employee Directors Stock Option Plan, of our report dated November 10, 2004, with respect to the consolidated financial statements and schedule of Sonic Foundry, Inc. as of September 30, 2004 and for the year then ended, included in this Annual Report (Form 10-K).

/s/ GRANT THORNTON LLP

Madison, Wisconsin

December 2, 2004

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